Exhibit 10.155

AMENDMENT

This Amendment (“Amendment”) to the Investment Agreement (“Investment Agreement) and Registration Rights Agreement (“Registration Rights Agreement”) dated March 28, 2014, and subsequent amendments dated May 9th, 2014 and September 4th, 2014 between Dutchess Opportunity Fund, II, LP ("Dutchess") and VG Life Sciences, Inc., (the "Company") is made this 5th day of February, 2015.

WHEREAS, it is in the best interest of both parties to facilitate (the "Facilitation") the amendments in connection with the Investment Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

1.	Amendment to the Investment Agreement.

a.	The Investment Agreement is hereby amended to DELETE in its entirety Section 4 (D) and contemporaneously the Investment Agreement is hereby amended to INSERT the following paragraph as the amended Section 4 (D):

(D) ISSUANCE OF SHARES. The Company will reserve up to 5,000,000 Shares for issuance pursuant to this Agreement, which have been duly authorized and reserved for issuance (subject to adjustment pursuant to the Company’s covenant set forth in Section 5(F) below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. In the event the Company cannot register a sufficient number of shares for issuance pursuant to this Agreement, the Company will use its best efforts to authorize and reserve for issuance the number of Shares required for the Company to perform its obligations hereunder as soon as reasonably practicable.

2.	Amendment to the Registration Rights Agreement.

a.	The Registration Rights Agreement is hereby amended to DELETE in its entirety Section 2 (a) and contemporaneously the Registration Rights Agreement is hereby amended to INSERT the following paragraph as the amended Section 2 (a):

(a) Subject to Section 3(g), the Company shall, within three (3) months after the date of this Agreement, file with the SEC the Registration Statement or Registration Statements (as is necessary) on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), covering the resale of all of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions. The Company will initially register for resale up to 5,000,000 shares of Common Stock, except to the extent that the SEC requires the share amount to be reduced as a condition of effectiveness.

b.	The Registration Rights Agreements if hereby amended to DELETE in its entirety the first recital which can be found at page 1, paragraph 2 of the Registration Rights Agreement, and contemporaneously the Registration Rights Agreement is hereby amended to INSERT the following paragraph as the amended first recital which can be found at page 1, paragraph 2 of the Registration Rights Agreement:

Whereas, in connection with the Investment Agreement by and between the Company and the Investor of this date (the “Investment Agreement”), the Company has agreed to reserve and sell to the Investor up to 5,000,000 shares of the Company’s Common Stock, $.0001 par value per share (the “Common Stock”), to be purchased pursuant to the terms and subject to the conditions set forth in the Investment Agreement; and

3.	No other terms, rights or provisions of the Investment Agreement or Registration Rights Agreement are or should be considered to have been modified by the terms of this Amendment and each party retains all other rights, obligations, privileges and duties contained in Investment Agreement and Registration Rights Agreement that correspond respectively to the Registration Rights Agreement including but not limited to the Investment Agreement between the Company and Dutchess.

Agreed and Accepted, and duly authorized to sign, on this 5th day of February, 2015.

By Dutchess: /s/ D. H. Leighton

Douglas H. Leighton, Managing Director

By Company: /s/ John P. Tynan

John Tynan, President and Chief Executive Officer

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